INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1996 Stock Option Plan of Network-1 Security Solutions, Inc. of our report dated February 18, 1999 (March 11, 1999 with respect to Note K[2]), with respect to the financial statements of Network-1 Security Solutions, Inc. included in its annual report on Form 10-KSB for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


Richard A. Eisner & Company, LLP

New York, New York
December 23, 1999